UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported):  April 3, 2007

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of Registrant as Specified in its Charter)

Commission File Number: 1-8036
Pennsylvania	23-1210010
(State of Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

101 Gordon Drive, PO Box 645,
Lionville, PA, 19341-0645
(Address of Principal Executive Offices, Including Zip Code)

(610) 594-2900
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 8.01 below with respect to the Convertible Debentures (as defined below) is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01 Other Events

On April 3, 2007, West Pharmaceutical Services, Inc. (the “Company”) closed on the partial over-allotment option exercised by UBS Securities LLC, Banc of America Securities LLC and Wachovia Capital Markets, LLC (the “Underwriters”) in the amount of $11.5 million aggregate principal amount of the Company’s 4.00% convertible subordinated junior debentures due 2047 ( the “Convertible Debentures”) granted to the Underwriters pursuant to an underwriting agreement dated March 9, 2007 (the “Underwriting Agreement”).  As previously disclosed, on March 14, 2007, the Company completed the offer and sale of $150.0 million aggregate principal amount of the Company’s 4.00% convertible subordinated junior debentures due 2047 pursuant to the Underwriting Agreement.

The Convertible Debentures were offered and sold by the Company pursuant to its registration statement on Form S-3 (File Number 333-141130) filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2007 (the “Registration Statement”), as supplemented by the prospectus supplement dated March 9, 2007, and filed with the SEC on March 12, 2007.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Dechert LLP.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

Date: April 4, 2007	By:	/s/ MICHAEL A. ANDERSON
Name: Michael A. Anderson
Title: Vice President and Treasurer